UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2022
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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20701 Cooperative Way,	Dulles,	VA	20166-6691
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.35% Collateral Trust Bonds, due 2026	NRUC 26	New York Stock Exchange
5.50% Subordinated Notes, due 2064	NRUC	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2022, National Rural Utilities Cooperative Finance Corporation (the “Company”) amended and restated its three-year and four-year revolving credit agreements to, among other things (i) extend the maturity date of the three-year revolving credit agreement to November 28, 2025 and the maturity date of the four-year revolving credit agreement to November 28, 2026 and (ii) replace LIBOR reference rate with Term SOFR.

As of the date hereof, the total commitment amounts under the three-year facility and the four-year facility are $1,245 million and $1,355 million respectively, with the total commitment amount under the two facilities being $2,600 million, of which $2,597 million is available due to letter of credit issuances.

The foregoing summary is qualified in its entirety by reference to the full text of the amendments to the revolving credit agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibit is filed as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

By:	/s/ YU LING WANG
Yu Ling Wang
Senior Vice President and Chief Financial Officer

Dated:  October 21, 2022